Exhibit 10(o)

GENERAL ASSIGNMENT OF RENTS

Date: December 16, 2013

Assignor: SONO-TEK INDUSTRIAL PARK, LLC, a limited liability company organized and registered under the laws of the State of New York.

Organizational ID No. (if any) ____________________________ (Note: this number is not the same as the TIN)

Chief executive office: 2012 Route 9W, Building 3, Milton, New York 12547

Assignee: M&T BANK, a New York banking corporation having its offices at One Fountain Plaza, Buffalo, New York 14203, Attn: M&T Real Estate Trust.

WHEREAS, Assignee has extended credit to, or that is guaranteed by, Assignor and that is secured in part by a Mortgage dated on or about the date of this Assignment (together with any extensions, supplements, modifications, amendments, and consolidations thereof, collectively referred to herein as the “Mortgage”) encumbering the Premises (as defined in the Mortgage) (including the land described on the attached Schedule A) and securing the Indebtedness (as defined in the Mortgage); and

WHEREAS, Assignee has required Assignor in connection with the Indebtedness to make the assignments and grant to Assignee the rights set forth in this Assignment; and

WHEREAS, Assignee desires to grant Assignor a conditional license to collect and use the income derived from the Premises and to take certain leasing actions in the ordinary course of business.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is acknowledged, Assignor covenants with Assignee so long as this Assignment is in effect as follows:

1.	DEFINITIONS.

a.	“Default” under this Assignment shall exist (i) if any representation made by any Assignor in this Assignment is found to have been untrue or misleading in any material respect at the time it was made, (ii) if any Assignor fails to observe any covenant made in this Assignment and (A) fails, upon notice from Assignee advising such Assignor of such failure, to cure the failure within thirty (30) days, (B) ceases to pursue diligently the cure of the failure or (C) repudiates its obligation to cure the failure, or (iii) if an “Event of Default” exists under the terms of the Mortgage or any other Loan Document.

b.	“Leases” means all of Assignor’s right, title and interest, now or in the future, under any leases or other agreements, written or oral, conferring any tenancy or right to occupy, possess or use any portion of the Premises (together with all extensions, renewals and modifications of any Lease), all guaranties of the tenants' performance of obligations under any Lease, Assignor’s interest in any further leases, subleases, lettings or agreements upon or covering use or occupancy of all or any part of the Premises, and all other agreements conferring any right to collect Rents, including Assignor’s rights to cancel, modify, terminate, or accept the surrender of any Lease, to remove and evict the tenants under any Lease, or to increase or reduce Rents.

c.	“Leasing Actions” means all executions, modifications, terminations, and extensions of any Lease, all grants of purchase options or rights of first refusal, and all other actions taken by any Assignor in exercising its rights as landlord under any Lease.

d.	“Loan Documents” means all documents entered into in connection with the Indebtedness, the Mortgage, the Note (as defined in the Mortgage) or this Assignment.

e.	“Rents” means all rents, income, receipts, issues and profits and other benefits paid or payable for using, leasing, subleasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting minerals from, or otherwise enjoying the Premises, whether presently existing or arising in the future, to which any Assignor may now or hereafter become entitled or may demand or claim, including security deposits, amounts drawn under letters of credit securing tenant obligations, minimum rents, additional rents, parking revenues, deficiency rents, termination payments, space contraction payments, liquidated damages following default under any Lease, premiums payable by tenants upon their exercise of cancellation privileges, proceeds from lease guarantees, proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Premises, all rights and claims of any kind which any Assignor has or may in the future have against the tenants under the Leases, lease guarantors, or any subtenants and other occupants of the Premises; all proceeds of any sale of the Premises in violation of the Loan Documents, any future award granted any Assignor in any court proceeding involving any tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; and any and all payments made by any tenant in lieu of rent.

2.	ASSIGNMENT.

a.	Assignor does hereby grant, sell, transfer, set over, deliver, and absolutely, unconditionally and irrevocably assign unto Assignee the Leases and the Rents, to have and to hold the same unto Assignee and unto its successors and assigns forever.

b.	This Assignment is made in support of the Indebtedness and in support of the payment, observance, performance and discharge of all obligations, conditions covenants, and warranties contained in the Mortgage and the other Loan Documents. This Assignment is and shall be primary and on a parity with the real estate conveyed by the Mortgage.

3.	LICENSE TO COLLECT AND USE RENTS. Assignee grants to Assignor a conditional license, subject to Assignee’s rights under Section 5 of this Assignment, to collect the Rents, in trust for Assignee, to use them solely for the maintenance of the Premises and the repayment of the Indebtedness and, so long as no Default exists, to make the balance of the Rents available for use of and distribution to Assignor. This license extends only to Rents collected no more than one month in advance.

4.	LICENSE TO TAKE CERTAIN LEASING ACTIONS.

a.	Assignee grants to Assignor a conditional license, subject to Assignee’s rights under this Assignment, to take all Leasing Actions, as trustee for Assignee, provided such Leasing Actions are not excluded from the scope of such Assignor’s license under Section 4(b) of this Assignment and are taken in strict compliance with the terms of this Assignment.

b.	The license granted by Assignee under this Section 4 does not extend to (i) the execution of any new Lease (other than, in the case of residential property, a residential lease entered into in the ordinary course of business and not described in clause (v) of this Section 4(b)), (ii) any modification of any Lease in a way potentially materially adverse to the economic position of the landlord under such Lease including, but not limited to, any reduction in term or rental rate or any release of any liability, security or other assurance of payment with respect thereto, (iii) the acceptance of any space contraction payment, any termination payment, or any Rent delivered more than one month in advance of the related period (other than a security deposit), (iv) the grant of any option to purchase any part of the Premises or any right of first refusal or (v) any Leasing Action that results in a Lease (A) to an affiliate of any Assignor, (B) with a rental rate which is less than a reasonable market rental rate, (C) permitting prepayment of rent more than one month in advance or (D) demising more than twenty percent (20%) of the rentable space of the Premises or such higher or lower percentage as Assignee may from time to time agree to in writing.

5.	ASSIGNEE’S APPROVAL OF LEASING ACTIONS. In accordance with Section 291-f of the New York Real Property Law, Leasing Actions that Assignor is not expressly licensed to take under Section 4 of this Assignment require Assignee’s advance written approval. Assignor shall request such approval in a writing. The request shall be accompanied by (i) a copy of the form of lease, lease amendment or other written instrument that is to effect the proposed Leasing Action and (ii) any financial materials (such as credit reports, tenant financial statements, or retail tenant sales information) used by any Assignor in arriving at its decision to take the proposed Leasing Action. Assignee may, in the exercise of its reasonable discretion, request any additional documentation required to permit its analysis of the proposed Leasing Action.

6.	DELIVERY OF LEASE DOCUMENTS. Upon request of Assignee from time to time, Assignor shall promptly deliver to Assignee complete documentation evidencing those Leasing Actions taken by such Assignor pursuant to its license not previously delivered. Assignor shall certify to Assignee that all such Leasing Actions have been taken in compliance with terms of this Assignment.

7. ASSIGNOR’S REPRESENTATIONS AND WARRANTIES. Assignor represents and warrants as follows:

a.	Assignor is the owner in fee simple absolute of the Premises, has good title to the Leases and Rents and has good right to assign them. No other natural or legal person has any right, title or interest to any Assignor’s interest in the Leases and Rents.

b.	Assignor has duly and punctually performed all of the landlord’s obligations, covenants, conditions and warranties under the terms of the Leases.

c.	To Assignor’s best knowledge as a duly diligent property owner, no tenant under any Lease is in material default in the performance of its terms.

d.	No Assignor has previously sold, assigned, transferred, mortgaged, or pledged the Leases or the Rents except to Assignee under documents which have been discharged and released in full.

e.	The Leases delivered to Assignee in connection with the execution and delivery of the Mortgage are valid, unmodified (except pursuant to modifications that have been delivered to Assignee) and are in full force and effect.

f.	No Rent that will accrue under any Lease has been waived, released, discounted, set off or otherwise discharged or compromised.

g.	No Assignor has received any funds or deposits from the tenant under any Lease in excess of one month’s Rent, other than security deposits or advance rents in respect of periods of the rental term that have elapsed.

8.	ASSIGNOR’S COVENANTS. Assignor hereby covenants as follows:

a.	Assignor shall observe, perform and discharge, duly and punctually, such Assignor’s obligations, covenants, conditions and warranties under the terms of the Leases, the Mortgage, this Assignment and the other Loan Documents.

b.	Assignor shall use commercially reasonable efforts to cause the tenants under the Leases to perform their obligations under the Leases.

c.	No Assignor shall take any Leasing Action without Assignee’s advance written approval, except as expressly permitted under the license granted to such Assignor under Section 4 of this Assignment.

d.	Assignor shall appear in and defend any action or proceeding arising under, or in any manner connected with the Leases or the obligations, duties or liabilities of such Assignor and the tenants under the Leases.

e.	Assignor shall execute and deliver to Assignee from time to time such further assignments and instruments as Assignee reasonably may request in order to effectuate the intent of this Assignment.

f.	Assignor shall, promptly upon execution, send Assignee a full and complete copy of any new Lease as to which Assignee’s approval was required under the terms of this Assignment.

g.	If any Assignor receives any written or oral notice from any tenant asserting a material default by the landlord under any Lease, or advising such Assignor that a condition exists which may become a material default with the passage of time, such Assignor shall send a copy or memorandum of the notice to Assignee.

h.	Assignor agrees, upon written request of Assignee, to notify the tenants under the Leases of this Assignment, to direct them in writing to send Assignee, simultaneously, copies of all notices of default that they serve on such Assignor, and to require them, at Assignee’s request, to pay all future Rent directly to Assignee. The Rents and copies of such notices shall be sent to Assignee at such address as is specified by Assignee from time to time.

i.	No Assignor shall create or permit any lien, charge, or encumbrance of the Leases or of the Rents or pledge, transfer, or otherwise assign the Leases or the Rents unless at Assignee’s request.

j.	Assignor shall consent to neither an assignment of the tenant’s interest in any Lease nor to any tenant’s subletting all or any portion of the Premises leased by it except to the extent such consent expressly may be required by the terms and conditions of any Lease in effect on the date of this Assignment or entered into in strict compliance with the terms of this Assignment.

9.	ASSIGNEE’S RIGHTS UPON DEFAULT.

a.	Upon Default, Assignee may by notice to any Assignor immediately terminate such Assignor’s licenses under either or both of Sections 3 and 4 of this Assignment, regardless of whether the Premises or any other collateral adequately secures the eventual repayment of the Indebtedness. Upon the termination of any Assignor’s license under Section 3 of this Assignment, such Assignor shall immediately deliver to Assignee all Rents then in such Assignor’s possession, and all Rents then due or accruing thereafter shall be payable by tenants directly to Assignee. This Assignment shall constitute a direction to and full authority to any tenant of the Premises, upon Assignee’s written request, to pay all Rents to Assignee, without requiring Assignee to prove to the tenant the existence of Default. Assignor agrees to deliver immediately to Assignee any Rents received by such Assignor after the termination of such Assignor’s license under Section 3 of this Assignment. At Assignee’s written request, Assignor shall execute such further assignments to Assignee of any Lease as Assignee may in its sole judgment request. This Assignment is given in connection with the Mortgage and in support of the performance of such Assignor’s obligations under the Loan Documents, and nothing herein contained shall be construed as constituting Assignee as an “Assignee-in-possession” of the Premises.

b.	Assignee shall apply Rents it collects as follows: (i) first, to the payment of late and other charges, if any, due and payable under the Loan Documents; (ii) second, to the repayment of any sums advanced by Assignee for the payment of any insurance premiums, taxes, assessments or other impositions or charges against the Premises; (iii) third, to the payment of any other sums due from any Assignor to Assignee pursuant to the Loan Documents (other than the amounts described in clauses (v) and (vi) below); (iv) fourth, to the payment of any obligations of any Assignor under any environmental indemnity agreement; (v) fifth, to the payment of interest and principal then due with respect to the Indebtedness; (vi) sixth, to the establishment and maintenance of an escrow account for the payment of impositions on the Premises in accordance with the Loan Documents; (vii) seventh, to the payment to unaffiliated third parties of ordinary expenses incurred in connection with operation of the Premises, including reasonable and customary third-party management fees not exceeding four percent (4%) of effective gross income; (viii) eighth, to establish a fund to be held by Assignee in its general account, without interest, as additional security for the Indebtedness pending the cure of all Defaults, and to be disbursed by Assignee in its reasonable discretion to permit such Defaults to be cured; and (ix) ninth, after the cure of all Defaults and only thereafter, the balance of the Rents shall be distributed to any Assignor or to the order of any Assignor.

c.	Assignor agrees that Assignee’s exercise of its rights under this Section 9 shall give rise to neither (i) an accord and satisfaction with respect to any obligation not fully performed by such Assignor or completely satisfied through the application of Rents by Assignee nor (ii) a waiver of any rights or remedies of Assignee.

d.	Upon the cure of all Defaults, Assignee may, in its sole and absolute discretion, by notice to any Assignor, reinstate either or both of the licenses granted to such Assignor under Sections 3 and 4 of this Assignment.

10.	EXPENSES. Assignor shall pay to Assignee on demand all costs and expenses (including but not limited to attorneys' fees and disbursements whether for internal or outside counsel) incurred by Assignee in connection with this Assignment, the Indebtedness or the Mortgage including costs of collection, of preserving or exercising any right or remedy of Assignee under this Assignment or any related assignment or guaranty, of workout or bankruptcy proceedings by or against Assignor, of defending against any claim asserted as a direct or indirect result of the Indebtedness or of performing any obligation of any Assignor pursuant to this Assignment or otherwise (including but not limited to payment of any amount any Assignor is obligated to pay pursuant to this Assignment and performance of any obligation of Assignor pursuant hereto). Assignee reserves the right to have Assignor pay, upon demand, administrative fee(s) in regard to any administrative action Assignee is required or requested to take including the preparation of discharges, releases or assignments to third parties. Costs and expenses shall accrue interest at the default rate set forth in the Note from the date of demand until payment is actually received by Assignee. Each such cost and expense and any interest thereon shall constitute part of the Indebtedness and be secured by this Assignment and may be added to the judgment in any suit brought by Assignee or its agents against any Assignor on this Agreement.

11.	NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Assignor (at its address on Assignee’s records) or to Assignee (at the address on page one and separately to Assignee officer responsible for any Assignor’s relationship with Assignee). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal service and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other assignment between any Assignor and Assignee.
12.	NOTICE OF NON-COMPLIANCE. Assignor shall notify Assignee in writing of any failure by any Assignor to comply with any provision of this Assignment or any Loan Document immediately upon learning of such non-compliance, or if any representation, warranty or covenant contained in any such document is no longer true. Assignor shall also immediately notify Assignee in writing if there is any material adverse change in any of the information or financial statements supplied to Assignee to induce Assignee or any affiliate of Assignee (“Affiliate”) to extend credit to Assignor or any party which Assignor has guarantied the debt of or if such information or financial statement is required under this Assignment or any Loan Document.

13.	COVENANTS SHALL RUN WITH THE LAND. The covenants and Assignor’s obligation hereunder shall run with the land and bind Assignor, each heir, legal representative, successor and assign of Assignor and each subsequent owner, encumbrancer, tenant and subtenant of the Premises or any portion thereof, and shall inure to the benefit of, and be enforceable by, Assignee and each successor and assign of Assignee.

14.	NONWAIVER. All rights and remedies of Assignee under this Assignment and the Loan Documents are cumulative, and no right or remedy shall be exclusive of any other right or remedy. No single, partial or delayed exercise by Assignee or its agents of any right or remedy shall preclude full and timely exercise by Assignee or its agents at any time of any right or remedy of Assignee without notice or demand, at Assignee’s sole option. No course of dealing or other conduct, no oral assignment or representation made by Assignee or its agents or usage of trade shall operate as a waiver of any right or remedy of Assignee. No waiver of any right or remedy of Assignee hereunder shall be effective unless made specifically in writing by Assignee. No notice or demand on an Assignor in any case shall entitle such Assignor to any other or further notice in similar or other circumstances.

15.	TERM; SURVIVAL. The term of this Assignment shall continue until the Indebtedness has been fully and irrevocably paid to Assignee’s satisfaction. Assignor’s obligation to pay the costs and expenses hereunder shall survive the term of this Assignment. If after receipt of any payment of all or any part of the Indebtedness, Assignee is for any reason compelled to surrender such payment to any person or entity because such payment is determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, this Assignment shall continue in full force notwithstanding any contrary action which may have been taken by Assignee in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Assignee’s rights under this Assignment and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

16.	MISCELLANEOUS. This Assignment is absolute and unconditional. All documents, including the Loan Documents and any other document required to be executed by an Assignor. Debtor (defined in the Mortgage) or Guarantor (defined in the Mortgage) in connection with the transaction contemplated hereby constitute the entire assignment and understanding between the parties hereto with respect to such transaction and supersedes all prior negotiations, courses of dealing, understandings, and agreements between such parties with respect to such transaction. This Assignment is a binding obligation enforceable against Assignor and its heirs and legal representatives and its successors and assigns and shall inure to the benefit of Assignee and its successors and assigns. Any reference herein to “Assignee” shall be deemed to include and apply to every subsequent holder of this Assignment and any reference herein to “Assignor” shall include; (i) any successor individual or individuals, association, partnership, limited liability company or corporation to which all or substantially all of the business or assets of Assignor shall have been transferred; (ii) in the case of a partnership Assignor, any new partnership which shall have been created by reason of the admission of any new partner or partners therein, or by reason of the dissolution of the existing partnership by voluntary assignment or the death, resignation or other withdrawal of any partner; and (iii) in the case of a corporate or limited liability company Assignor, any other entity into or with which Assignor shall have been merged, consolidated, reorganized, or absorbed. Unless the context otherwise clearly requires, references to plural includes the singular and references to the singular include the plural; the word “or” has the inclusive meaning represented by the phrase “and/or”; the word “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and captions or section headings are solely for convenience and not part of the substance of this Assignment. Any representation, warranty, covenant or assignment therein shall survive execution and delivery of this Assignment and shall be deemed continuous. Each provision of this Assignment shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If any provision nevertheless is held invalid, the other provisions shall remain in effect. Assignor agrees that in any legal proceeding, a photocopy of this Assignment kept in Assignee’s course of business may be admitted into evidence as an original.

17.	JOINT AND SEVERAL. If there is more than one Assignor, each of them shall be jointly and severally liable for all amounts and obligations which become due or should be performed under this Assignment and the term “Assignor” shall include each as well as all of them.

18.	GOVERNING LAW; JURISDICTION. This Assignment has been delivered to and accepted by Assignee and will be deemed to be made in the State of New York. This Assignment will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. ASSIGNOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN NEW YORK STATE IN A COUNTY OR JUDICIAL DISTRICT WHERE ASSIGNEE MAINTAINS A BRANCH AND CONSENTS THAT ASSIGNEE MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT ASSIGNOR’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS ASSIGNMENT WILL PREVENT ASSIGNEE FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST ASSIGNOR INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF ASSIGNOR WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Assignor acknowledges and agrees that the venue provided above is the most convenient forum for both Assignee and Assignor. Assignor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Assignment.

19.	WAIVER OF JURY TRIAL. ASSIGNOR AND ASSIGNEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY EACH WAIVE ANY RIGHT TO TRIAL BY JURY THEY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS ASSIGNMENT OR THE TRANSACTIONS RELATED THERETO. ASSIGNOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF ASSIGNEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ASSIGNEE WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. ASSIGNOR ACKNOWLEDGES THAT ASSIGNEE HAS BEEN INDUCED TO ACCEPT THIS ASSIGNMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the day and year first above written.

Sono-Tek Industrial Park, LLC

By: Sono-Tek, Inc., Sole Member

By:_______________________________
Name: Stephen J. Bagley

Title: Chief Financial Officer

STATE OF new yoRK	)
: SS.
COUNTY OF dutchess	)

On December 16, 2013, before me, the undersigned, a Notary Public in and for said State, personally appeared Stephen J. Bagley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

______________________________________________

Notary Public